525 W. Monroe Street Chicago, IL 60661-3693 312.902.5200 tel 312.902.1061 fax www.kattenlaw.com..

April 8, 2025

Capstone Green Energy Holdings, Inc. 16640 Stagg Street Van Nuys, California 91406

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Capstone Green Energy Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering, issuance and sale by the Company of up to 3,000,000 shares (collectively, the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), pursuant to the Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan (the “Incentive Plan”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of officers of the Company.  We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.The Registration Statement;
2.The Incentive Plan;
3.The Company’s certificate of incorporation and bylaws (in each case, including all amendments thereto), as in effect at any time from (and including) the date of the adoption of the Incentive Plan until (and including) the date of this opinion, as certified by an officer of the Company on the date hereof;
4.Records of proceedings and actions of the Board of Directors of the Company and the stockholders of the Company relating to the Incentive Plan, which authorizes the reservation of 3,000,000 shares of Common Stock to be available for issuance pursuant to the Incentive Plan, as certified by an officer of the Company on the date hereof; and

AUSTIN CENTURY CITY CHARLOTTE CHICAGO HOUSTON IRVING LOS ANGELES
NEW YORK ORANGE COUNTY SAN FRANCISCO BAY AREA SHANGHAI WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

April 8, 2025

5.	Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have also assumed that, at the time of issuance of the Shares, (i) any and all agreements related to the issuance of the Shares under the Incentive Plan will be in a form consistent with the terms of the Incentive Plan and have been duly executed and delivered by the Company and, as applicable, the recipients of the Shares, (ii) the Board or Committee (as defined in the Incentive Plan) will have approved the issuance of any awards under the Incentive Plan with respect to the Shares, and (iii) any cash consideration payable to the Company in connection with any issuance of the Shares will not be less than the par value per share of the Common Stock.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that (i) the Shares have been duly authorized for issuance, and (ii) when the Shares are issued and delivered by the Company and (to the extent applicable) paid for in accordance with the terms of the Incentive Plan and the relevant award agreements, the Shares will be validly issued, fully paid and non-assessable.

Our opinions expressed above is subject to the qualification that we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the including the Shares, and/or antidilution adjustments to outstanding securities of the Company, may cause awards under the Incentive Plan to be in respect of more shares of Common Stock than the number that then remain authorized but unissued.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under

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April 8, 2025

Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP

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